Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2018 Financial Results

Wilmington, DE – April 26, 2018 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter of 2018.

Highlights

•
Net income from continuing operations rose 122% to $14.0 million for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017 and net income overall rose 78% to $14.1 million between those periods.

•	Return on Average Equity annualized for the quarter was 17.54% and Return on Average Assets was 1.30%.

•	Net interest income increased 21% to $30.1 million for the quarter ended March 31, 2018, compared to $24.9 million for the quarter ended March 31, 2017.

•	Interest income on security backed lines of credit ("SBLOC") loans increased 48% to $6.5 million for the quarter ended March 31, 2018, compared to $4.4 million for the quarter ended March 31, 2017.

•	Net interest margin increased to 3.12% for the quarter ended March 31, 2018, compared to 2.70% for the quarter ended March 31, 2017.

•
Prepaid fees for the quarter ended March 31, 2018 increased to $14.3 million, or 5%, compared to the quarter ended March 31, 2017. Card payment and ACH processing fees increased 11% to $1.7 million during the same period.

•	Loans increased 16% to $1.46 billion at March 31, 2018, compared to $1.26 billion at March 31, 2017.

•	SBLOC loans increased 15% to $759.4 million at March 31, 2018, compared to $660.4 million at March 31, 2017.

•	Small Business Administration ("SBA") loans increased 15% to $424.5 million at March 31, 2018, compared to $369.8 million at March 31, 2017.

•	Direct lease financing increased 6% to $385.5 million at March 31, 2018, compared to $362.7 million at March 31, 2017.

•	The rate on $4.06 billion of average deposits and interest bearing liabilities in the first quarter of 2018 was 0.52% with a rate of 0.66% for $2.22 billion of average prepaid card deposits.

•	Consolidated leverage ratio was 7.69% at March 31, 2018. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at March 31, 2018 was $5.87 per share.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "The first quarter was a great start to a new year.  Bancorp earned $0.25 cents a share on net revenue of $59.0 million and expenses of $39.0 million.  The commitment of our team to execute on our business plan is having an impact on our operating performance and we continue to show momentum in our results.  Along with revenue and client progress in each of our business lines, we have continued to strengthen our overall platform with the goal of greater efficiency and productivity enhanced by a higher level of risk management across our enterprise."

The Bancorp reported net income of $14.1 million, or $0.25 earnings per diluted share, for the quarter ended March 31, 2018, compared to net income of $8.0 million, or $0.14 income per diluted share, for the quarter ended March 31, 2017.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 7.69%, 18.43%, 18.82% and 18.43%, respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 27, 2018 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 4846178.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 4, 2018 by dialing 855.859.2056, access code 4846178.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Year ended
	March 31,		December 31,
Condensed income statement	2018	2017	2017
	(dollars in thousands except per share data)

Net interest income	$30,074	$24,877	$106,680
Provision for loan and lease losses	700	1,000	2,920
Non-interest income
Service fees on deposit accounts	1,576	1,675	6,788
Card payment and ACH processing fees	1,692	1,528	6,318
Prepaid card fees	14,282	13,547	53,367
Gain on sale of loans	11,729	5,383	17,919
Gain on sale of investment securities	26	503	2,231
Change in value of investment in unconsolidated entity	(1,171)	(19)	(20)
Leasing income	487	551	2,663
Affinity fees	102	1,021	1,545
Gain on sale of health savings accounts	-	-	2,538
Loss from sale of European prepaid card operations	-	-	(3,437)
Other non-interest income	372	30	1,636
Total non-interest income	29,095	24,219	91,548
Non-interest expense
Salaries and employee benefits	21,073	18,006	75,832
Data processing expense	2,005	3,480	10,159
One time fee to exit data processing contract	-	-	1,136
Legal expense	2,431	1,738	8,072
FDIC Insurance	2,219	2,065	10,097
Software	3,291	3,228	12,597
Losses and write downs on other real estate owned	45	-	-
Civil money penalty	(290)	-	2,290
Other non-interest expense	8,275	9,266	34,731
Total non-interest expense	39,049	37,783	154,914
Income from continuing operations before income tax expense	19,420	10,313	40,394
Income tax expense	5,399	4,011	23,056
Net income from continuing operations	14,021	6,302	17,338
Discontinued operations
Income from discontinued operations before income taxes	156	2,667	4,059
Income tax expense (benefit)	37	1,006	(276)
Net income from discontinued operations, net of tax	119	1,661	4,335
Net income available to common shareholders	$14,140	$7,963	$21,673

Net income per share from continuing operations - basic	$0.25	$0.11	$0.31
Net income per share from discontinued operations - basic	$-	$0.03	$0.08
Net income per share - basic	$0.25	$0.14	$0.39

Net income per share from continuing operations - diluted	$0.25	$0.11	$0.31
Net income per share from discontinued operations - diluted	$-	$0.03	$0.08
Net income per share - diluted	$0.25	$0.14	$0.39
Weighted average shares - basic	56,141,830	55,534,279	55,686,507
Weighted average shares - diluted	57,023,121	55,752,496	56,176,269

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$1,999	$3,152	$5,813	$4,671
Interest earning deposits at Federal Reserve Bank	508,847	841,471	328,023	669,042
Securities sold under agreements to resell	64,312	64,312	65,095	65,248
Total cash and cash equivalents	575,158	908,935	398,931	738,961

Investment securities, available-for-sale, at fair value	1,381,020	1,294,484	1,196,956	1,215,892
Investment securities, held-to-maturity	86,370	86,380	86,402	93,443
Loans held for sale, at fair value	349,806	503,316	380,272	480,913
Loans, net of deferred fees and costs	1,463,064	1,392,228	1,374,060	1,264,127
Allowance for loan and lease losses	(7,285)	(7,096)	(7,283)	(7,294)
Loans, net	1,455,779	1,385,132	1,366,777	1,256,833
Federal Home Loan Bank & Atlantic Community Bancshares stock	991	991	991	2,589
Premises and equipment, net	19,052	20,051	21,087	22,993
Accrued interest receivable	11,778	10,900	10,131	10,296
Intangible assets, net	4,995	5,377	5,185	5,844
Other real estate owned	405	450	-	104
Deferred tax asset, net	38,139	34,802	53,017	54,155
Investment in unconsolidated entity	70,016	74,473	107,711	125,982
Assets held for sale from discontinued operations	289,038	304,313	314,994	341,286
Other assets	86,553	78,543	51,164	55,351
Total assets	$4,369,100	$4,708,147	$3,993,618	$4,404,642

Liabilities:
Deposits
Demand and interest checking	$3,461,881	$3,806,965	$3,113,212	$3,607,076
Savings and money market	493,288	453,877	452,183	428,723
Total deposits	3,955,169	4,260,842	3,565,395	4,035,799

Securities sold under agreements to repurchase	182	217	180	273
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	42,157	42,323	42,482	-
Other liabilities	28,299	67,215	32,699	45,400
Total liabilities	$4,039,209	$4,383,998	$3,654,157	$4,094,873

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,307,088 and 55,757,559 shares issued at March 31, 2018 and 2017, respectively	56,307	55,861	55,860	55,758
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	363,605	363,196	362,340	360,801
Accumulated deficit	(75,345)	(89,485)	(77,850)	(103,978)
Accumulated other comprehensive loss	(13,809)	(4,557)	(23)	(1,946)
Total shareholders' equity	329,891	324,149	339,461	309,769

Total liabilities and shareholders' equity	$4,369,100	$4,708,147	$3,993,618	$4,404,642

Average balance sheet and net interest income	Three months ended March 31, 2018			Three months ended March 31, 2017
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of unearned fees and costs **	$1,947,320	$23,039	4.73%	$1,634,136	$17,371	4.25%
Leases - bank qualified*	21,036	334	6.35%	21,180	396	7.48%
Investment securities-taxable	1,375,568	9,699	2.82%	1,325,247	9,005	2.72%
Investment securities-nontaxable*	9,893	75	3.03%	15,423	111	2.88%
Interest earning deposits at Federal Reserve Bank	502,233	1,832	1.46%	771,529	1,516	0.79%
Federal funds sold and securities purchased under agreement to resell	64,216	414	2.58%	49,829	227	1.82%
Net interest earning assets	3,920,266	35,393	3.61%	3,817,344	28,626	3.00%

Allowance for loan and lease losses	(6,976)			(6,221)
Assets held for sale from discontinued operations	294,708	2,527	3.43%	335,929	3,361	4.00%
Other assets	203,095			280,505
	$4,411,093			$4,427,557

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,535,791	$4,301	0.49%	$3,657,413	$2,787	0.30%
Savings and money market	487,380	668	0.55%	429,713	647	0.60%
Total deposits	4,023,171	4,969	0.49%	4,087,126	3,434	0.34%

Short-term borrowings	24,844	104	1.67%	-	-	0.00%
Securities sold under agreements to repurchase	205	-	0.00%	275	-	0.00%
Subordinated debentures	13,401	160	4.78%	13,401	138	4.12%
Total deposits and interest bearing liabilities	4,061,621	5,233	0.52%	4,100,802	3,572	0.35%

Other liabilities	22,452			20,234
Total liabilities	4,084,073			4,121,036

Shareholders' equity	327,020			306,521
	$4,411,093			$4,427,557
Net interest income on tax equivalent basis*		$32,687			$28,415

Tax equivalent adjustment		86			177

Net interest income		$32,601			$28,238
Net interest margin *			3.12%			2.70%

* Full taxable equivalent basis, using a 21% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2018	2017	2017
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$7,096	$6,332	$6,332

Loans charged-off:
SBA non-real estate	388	-	1,171
SBA commercial mortgage	157	-	-
Direct lease financing	56	35	926
Other consumer loans	13	12	110
Total	614	47	2,207

Recoveries:
SBA non-real estate	40	-	18
SBA commercial mortgage	5	-	-
Direct lease financing	58	-	7
Other consumer loans	-	9	26
Total	103	9	51
Net charge-offs	511	38	2,156
Provision charged to operations	700	1,000	2,920

Balance in allowance for loan and lease losses at end of period	$7,285	$7,294	$7,096
Net charge-offs/average loans	0.03%	0.00%	0.12%
Net charge-offs/average loans (annualized)	0.11%	0.01%	0.12%
Net charge-offs/average assets	0.01%	0.00%	0.05%
(1) Excludes activity from assets held for sale.

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
	(dollars in thousands)

SBA non-real estate	$75,225	$70,379	$71,094	$74,699
SBA commercial mortgage	149,227	142,086	132,997	114,703
SBA construction	20,143	16,740	14,205	12,985
Total SBA loans	244,595	229,205	218,296	202,387
Direct lease financing	385,467	377,660	368,661	362,688
SBLOC	759,369	730,462	720,279	660,423
Other specialty lending	45,729	30,720	36,664	12,443
Other consumer loans	17,416	14,133	20,107	16,318
	1,452,576	1,382,180	1,364,008	1,254,259
Unamortized loan fees and costs	10,488	10,048	10,052	9,868
Total loans, net of deferred loan fees and costs	$1,463,064	$1,392,228	$1,374,060	$1,264,127

Small business lending portfolio:	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
	(dollars in thousands)

SBA loans, including deferred fees and costs	252,457	236,724	225,909	209,980
SBA loans included in HFS	172,030	165,177	160,855	159,831
Total SBA loans	$424,487	$401,901	$386,764	$369,811

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2018
The Bancorp, Inc.	7.69%	18.43%	18.82%	18.43%
The Bancorp Bank	7.31%	17.84%	18.23%	17.84%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2017
The Bancorp, Inc.	7.90%	16.73%	17.09%	16.73%
The Bancorp Bank	7.61%	16.23%	16.59%	16.23%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2018	2017	2017
Selected operating ratios:
Return on average assets (1)	1.30%	0.73%	0.52%
Return on average equity (1)	17.54%	10.54%	6.96%
Net interest margin	3.12%	2.70%	3.04%
Book value per share	$5.87	$5.57	$5.81

(1) Annualized

	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
Nonperforming loans to total loans (2)	0.42%	0.30%	0.39%	0.55%
Nonperforming assets to total assets (2)	0.15%	0.10%	0.13%	0.16%
Allowance for loan and lease losses to total loans	0.50%	0.51%	0.53%	0.58%

Nonaccrual loans	$3,516	$3,996	$4,953	$5,369
Other real estate owned	405	450	-	104
Total nonperforming assets	$3,921	$4,446	$4,953	$5,473

Loans 90 days past due still accruing interest (3)	$2,643	$227	$354	$1,534

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

(3) An uptick in delinquencies less than 90 days delinquent at March 31, 2018 reflected the maturity of a note for an $8 million loan in New York City which matured in January 2018. We are in the process of accumulating information for potential renewal or to otherwise address disposition. The estimated loan to value for this loan is 78% based upon a first quarter 2018 appraisal.

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
	(in thousands)
Gross dollar volume (GDV) (4):
Prepaid card GDV	$13,402,496	$10,963,456	$10,970,085	$13,342,180

(4) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Business line quarterly summary:
Quarter ended March 31, 2018
(dollars in millions)

		Balances			Non interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year	Linked quarter annualized
Loans
Institutional banking**	3.50%	$759	15%	16%	$1.5	16%	nm
SBA	5.10%	424	15%	22%	-	-	-
Leasing	5.80%	385	6%	8%	0.5	-12%	nm
Commercial real estate securitization	5.65%	178	nm	nm	11.7	118%	nm
Weighted average yield	4.61%	$1,746

Deposits
Payment solutions (primarily prepaid)	0.66%	$2,216	2%	12%	$14.3	5%	5%
Card payment and ACH processing	0.33%	900	3%	28%	1.7	11%	nm

* Loan categories based on period end balance and deposit categories based on average quarterly balances.

** Includes SBLOC loans and IRA fees.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
2018 marks	(1)	(1)
Payments received	(80)
March 31, 2018 Bancorp book value**	$70

Total marks		$(101)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		38%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in the securitization of certain loans from the Bank's discontinued loan portfolio.

** Approximately 26% of expected principal recoveries were from loans and properties pending liquidation or other resolutions.

Walnut Street portfolio composition as of March 31, 2018

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	47.2%
Office	15.1%
Other	3.5%
Construction and land	23.1%
Commercial non real estate and industrial	0.5%
First mortgage residential owner occupied	5.6%
First mortgage residential non-owner occupied	4.2%
Other	0.8%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of March 31, 2018

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$210
Florida mall held in discontinued other real estate owned	42	27
Previous mark charges	33	33
Mark at March 31, 2018		15
Total	$285	$75	26%

Analysis of discontinued loan relationships of March 31, 2018

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal(1)	loan principal(2)	loan principal	loan marks	loan marks	marks
	(in millions)

8 loan relationships > $8 million	$100	$45	$145	$5	$-	$5
Loan relationships < $8 million	40	10	50	4	6	10
	$140	$55	$195	$9	$6	$15

(1) Performing discontinued loans included a $17 million loan which was delinquent 60 days as of March 31, 2018. The loan is secured by multiple commercial real estate properties which cumulatively have a 95% loan to value.

(2) The vast majority of the increase to $55 million in non-performing discontinued loans at March 31, 2018 from $16 million at year end 2017 resulted from the Bank's largest credit exposure. The loan has unpaid principal of $36.9 million and is collateralized by a hotel under construction and parking lot in the southeastern United States. Based upon an independent first quarter 2018 appraisal, the loan to value is approximately 80% on an as is basis, with personal guarantees of certain of the borrower's principals. The loan became delinquent in the first quarter of 2018 and the borrower, a development corporation, subsequently declared bankruptcy. The Bank is pursuing collection and we currently believe that there will be no loss of principal.

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2017 before marks	$225
2018 net paydowns	(15)
Commercial loan discontinued principal March 31, 2018 before marks	$210
Marks March 31, 2018	(15)
Net commercial loan exposure March 31, 2018	$195
Residential mortgages	59
Net loans	$254
Florida mall in other real estate owned	15
Other 29 properties in other real estate owned	19
Other assets related to discontinued operations	1
Total discontinued assets at March 31, 2018	$289

Discontinued commercial loan composition March 31, 2018

Collateral type	Unpaid principal balance	Mark March 31, 2018	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$11	$0.7	6%
Office	8	0.7	9%
Other	42	0.7	2%
Construction and land	80	1.3	2%
Commercial non-real estate and industrial	14	1.9	13%
1 to 4 family construction	25	4.4	18%
First mortgage residential non-owner occupied	18	4.5	25%
Commercial real estate owner occupied:
Retail	9	0.4	4%
Office	-	-	-
Other	1	-	0%
Residential junior mortgage	1	-	0%
Other	1	-	0%
Total	$210
Less: mark	(15)
Net commercial loan exposure March 31, 2018	$195	$14.6	7%